UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 18, 2008

CHINA YONGXIN PHARMACEUTICALS INC.
_____________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26293	20-1661391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

927 Canada Court, City of Industry, CA 91748
 (Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(626) 581-9098

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 18, 2008, China Yongxin Pharmaceuticals Inc. (“the Company”) issued a press release disclosing the text of a special letter to shareholders from the Company’s Chairman and Chief Executive Officer, Yongxin Liu, regarding the Company.  A copy of the press release is attached hereto as Exhibit 99.1.

Additionally, on June 30, 2008, the Company issued a press release announcing that it had previously executed an exclusive franchise agreement with a drug store chain based in the United States.  A copy of the press release is attached as Exhibit 99.2.

The information in this Item 7.01 and in Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

99.1	Press Release of China Yongxin Pharmaceuticals Inc. dated June 18, 2008
99.2	Press Release of China Yongxin Pharmaceuticals Inc. dated June 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Yongxin Pharmaceuticals Inc.

Dated: July 1, 2008	/s/ Ning Liu
By: Ning Liu
Its:President and Chief Operating Officer